EXHIBIT 23







INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements No. 33-34075, 33-13252, 2-98550, 33-20888, 33-30690, 33-60474, 33-51679, 33-55223, and
33-55553, of Fifth Third Bancorp on Form S-8 of our report dated January 13, 1995 (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for debt and equity securities), incorporated by reference in this Annual Report on Form 10-K of Fifth Third Bancorp for the year ended December 31, 1994.


/s/Deloitte & Touche LLP


February 21, 1995
Cincinnati, Ohio